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                                                                     Exhibit 5.1

                           WILMER, CUTLER & PICKERING

                               2445 M Street, N.W.
                           Washington, D.C. 20037-1420
                            Telephone (202) 663-6000
                            Facsimile (202) 663-6363


                                 August 12, 1999


Luminant Worldwide Corporation
4100 Spring Valley Road
Suite 750
Dallas, Texas 75244

Gentlemen:

                  As counsel for Luminant Worldwide Corporation, a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-1, first filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") on June 8, 1999, as amended and supplemented (the "Registration Statement"), with respect to the offering of up to 12,575,000 shares of the Company's Common Stock, par value $.01 by the Company (the "Firm Shares") and up to an additional 1,886,250 shares of Common Stock by the Company (the "Option Shares") subject to an Underwriters' over-allotment option. The Firm Shares and the Option Shares are hereafter collectively referred to as the "Shares."

                  In connection with the foregoing, we have examined (1) the form of Amended and Restated Certificate of Incorporation of the Company filed as Exhibit 3.6 to the Registration Statement, to be filed with the Secretary of State of Delaware on or prior to the closing of the offering of the Firm Shares,
(2) the form of Amended and Restated Bylaws of the Company filed as Exhibit 3.6 to the Registration Statement, to be filed with the Secretary of State of Delaware on or prior to the closing of the offering of the Firm Shares, (3) the proposed form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement with respect to the Shares (the "Underwriting Agreement"), (4) the form of stock certificate for common stock of the Company, and (5) such records of the corporate proceedings of the Company, such certificates of public officials and such other documents as we deem necessary to render this opinion.

                  In our examination of the Underwriting Agreement and the aforesaid certificates, records and documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion


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is given, and all statements herein are made, in the context of the foregoing. This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

                  Based on such examination and assumption, we are of the opinion that:

                  1. The Company is a corporation duly incorporated and existing under the laws of the State of Delaware.

                  2. The Shares have been duly authorized and when sold, issued and paid for pursuant to the duly executed Underwriting Agreement (in substantially the form filed as an exhibit to the Registration Statement), the duly filed Amended and Restated Certificate of Incorporation of the Company (in substantially the form filed as an exhibit to the Registration Statement), and the duly adopted Amended and Restated Bylaws of the Company (in substantially the form filed as an exhibit to the Registration Statement) will be validly issued, fully paid and nonassessable.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.


                                       Very truly yours,


                                       By:  /s/ John B. Watkins
                                          --------------------------------------
                                       John B. Watkins, Esq.,  a partner